Exhibit 3.1.11

ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION

DSCB:15-1926 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1.	The name of the corporation surviving the merger is: RMH Teleservices, Inc.

2.	(Check and complete one of the following):

☒ The surviving corporation is a domestic business corporation and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	15 Campus Boulevard,	Newtown Square,	Pennsylvania	19073	Delaware
	Number and Street	City	State	Zip	County

(b)	c/o:
		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

☐ The surviving corporation is a qualified foreign business corporation incorporated under the laws of and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)
	Number and Street	City	State	Zip	County

(b)	c/o:
		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of and the address of its principal office under the laws of such domiciliary jurisdiction is:

Number and Street	City	State	Zip

3.	The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

Name of Corporation	Address of Registered Office or Name of Commercial Registered Office Provider	County
NCOG Acquisition Corporation	507 Prudential Road, Horsham, Pennsylvania 19044	Montgomery

4.	(Check, and if appropriate complete, one of the following):

☒    The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

☐    The plan of merger shall be effective on:                      at

5.	The manner in which the plan of merger was adopted by each domestic corporation is as follows:

Name of Corporation	Manner of Adoption
RMH Teleservices, Inc.	Adopted by the directors and shareholders pursuant to 15 Pa.C.S. § 1924(a).
NCOG Acquisition Corporation	Adopted by the directors and shareholders pursuant to 15 Pa.C.S. § 1924(a).

6.	(Strike out this paragraph if no foreign corporation is a party to the merger). [xxx]

7.	(Check, and if appropriate complete, one of the following):

☐    The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

☒    Pursuant to 15 Pa.C.S. § 1901 (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

507 Prudential Road,	Horsham,	Pennsylvania	19044	Montgomery
Number and Street	City	State	Zip	County

IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 2nd day of April , 2004.

RMH TELESERVICES, INC.		NCOG ACQUISITION CORPORATION

By:	/s/ John Fellows	By:	/s/ Paul E. Weitzel, Jr.

Print Name:	John Fellows	Print Name:	Paul E. Weitzel, Jr.
Print Title:	President & CEO	Print Title:	Vice President

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

of

RMH TELESERVICES, INC.

Pursuant to the Agreement and Plan of Merger by and among RMH Teleservices, Inc. (the “Corporation”) and NCOG Acquisition Corporation, the Corporation desires to Amend and Restate its Articles of Incorporation in its entirety to read as follows:

1. The name of the Corporation is: RMH Teleservices, Inc.

2. The (a) address of the Corporation’s registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	507 Prudential Road	Horsham	Pennsylvania	19044	Montgomery
	Number and Street	City	State	Zip	County

(b)	c/o:
		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The Corporation is incorporated under the provisions of the Business Corporation Law of 1988, as amended

4. The aggregate number of shares authorized by the Corporation is: 1,000 Common Stock, $1.00 par value

5. The Shareholders of the Corporation shall not be entitled to cumulate their votes for the election of directors.

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is: RMH Teleservices, Inc.

2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	507 Prudential Road,	Horsham,	Pennsylvania	19044	Montgomery
	Number and Street	City	State	Zip	County

(b)	c/o:
		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Business Corporation Law of 1988, as amended

4. The date of its incorporation is: June 6, 1983

5. (Check, and if appropriate complete, one of the following):

☐    The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☒    The amendment shall be effective on: January 1, 2005 at 12:01am (EST)

                                                                             Date                          Hour

6. (Check one of the following):

☐    The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).

☒    The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7. (Check, and if appropriate complete, one of the following):

☒    The amendment adopted by the corporation, set forth in full, is as follows:

Article First of the Articles of Incorporation shall be amended in its entirety to read as follows:

___________________________________________________________________________________________________________

“1. The name of the corporation is: NCO Customer Management, Inc.”

___________________________________________________________________________________________________________

☐    The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

DSCB:15-1915 (Rev 90)-2

8. (Check if the amendment restates the Articles):

☐    The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 21st day of December , 2004.

RMH Teleservices, Inc.
Name of Corporation

BY:	/s/ Joshua Gindin
Joshua Gindin
TITLE:	Secretary